EXHIBIT 99.1

SENOMYX ANNOUNCES A SECOND COLLABORATIVE RESEARCH AND
COMMERCIALIZATION AGREEMENT WITH AJINOMOTO CO., INC.

New Agreement Focuses on Natural Flavor Ingredients

LA JOLLA, CA — October 11, 2006 — Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the packaged food and beverage industry, announced today that it has entered into a second research and commercialization agreement with Ajinomoto Co., Inc., a market leader in food and culinary products. During the three-year collaborative period, the company will work with Ajinomoto on the discovery and development of specific natural flavor ingredients.  The agreement also covers exclusive worldwide commercialization of these specified new flavor ingredients in all product categories.  Ajinomoto has agreed to pay Senomyx research funding and specified payments upon the achievement of milestones.  Upon commercialization, Senomyx will be entitled to payments based on sales of Ajinomoto products containing any flavor ingredients discovered under the agreement.

“We are extremely pleased to establish our second collaboration with Ajinomoto, a leading worldwide food product manufacturer,” said Kent Snyder, President and Chief Executive Officer of Senomyx.  “We believe this natural ingredient initiative provides additional value to Senomyx by opening new market opportunities to reach consumers preferring all natural ingredients.”

“Senomyx’s strategy is to leverage our discovery and development capabilities by establishing collaborations with market leaders seeking to create a competitive advantage for their products,” added Snyder.  “It is especially rewarding to us when existing collaborators extend their partnerships with the company.  We are privileged to strengthen our relationship with Ajinomoto by entering into a second collaboration for natural flavor ingredients.  Senomyx now has nine product discovery and development collaborations with six of the world’s foremost packaged food and beverage companies: Ajinomoto, Cadbury Schweppes, Campbell Soup, Coca-Cola, Kraft Foods, and Nestlé,” Snyder noted.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company focused on using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx’s current programs focus on the development of flavors, flavor enhancers and taste modulators in the savory, sweet, salt and bitter taste areas. Senomyx has entered into product discovery and development collaborations with six of the world’s leading packaged food and beverage companies: Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA.

About Ajinomoto Co., Inc.  (www.ajinomoto.com)

Ajinomoto is one of the world’s top amino acids and food products manufacturers and is renowned for its technology and the quality of its products. Its business, established in 1909, is conducted all over the world and has an annual turnover of around US$10 billion.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Ajinomoto, plans for our taste receptor research, commercial potential, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavors, flavor enhancers, taste modulators and related technologies; whether we will be able to further extend or expand our collaboration with Ajinomoto or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavors, flavor enhancers or taste modulators, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg
Senomyx, Inc.
Executive Director, Investor Relations & Corporate Communications
858-646-8369
gwen.rosenberg@senomyx.com

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